Exhibit 99.1

PRESIDIO PRODUCTION COMPANY ANNOUNCES SECOND QUARTER 2026 RESULTS

Aug 11, 2026 4:01 PM Eastern Daylight Time

Declares 2Q 2026 dividend of $0.3375 per share ($1.35 per share per year)

FORT WORTH, Texas—(BUSINESS WIRE)—Presidio Production Company (NYSE: FTW) (“Presidio” or the “Company”), today announced recent highlights and results for the second quarter ended June 30, 2026.

Recent Highlights

●	Averaged approximately 22.8 MBoe/d of production for the second quarter, comprising approximately 16% oil, 57% natural gas, and 27% NGLs

●	Reported net income attributable to Presidio Production Company of $14.4 million, or $0.34 per Class A share, for the second quarter of 2026

●	Generated approximately $33.2 million of Adjusted EBITDA for the second quarter of 2026

●	Closed $350 million investment grade ABS refinancing at a weighted average coupon of 6.38%

●	Appointed Jason Hudak as Chief Technology Officer and established a dedicated engineering team focused on developing and deploying Presidio’s AI platform

●	Closed Canyon Creek acquisition in July 2026, after the quarter-end, marking the Company’s second acquisition as a public company and its first in the Arkoma Basin

●	Declared 2Q 2026 dividend of $0.3375 per share ($1.35 per share per year)

Management Commentary

“Our second quarter results reflect continued execution across the business,” said Will Ulrich, Chairman and Co-CEO. “Adjusted EBITDA exceeded guidance, we completed an investment-grade ABS refinancing that lowered our cost of capital, and we closed our second acquisition as a public company. Together, these milestones strengthen our capital structure, support a higher dividend, and reinforce the acquisition model we are building to consolidate producing oil and gas assets.”

Chris Hammack, Co-CEO and Director, added: “Our team had a strong quarter in the field. We continued advancing the EQVR asset integration and assumed responsibility for Canyon Creek operations on day one. At both assets, our focus is straightforward: deploy our optimization strategy and implement AI workflows to enhance cash flow.”

Second Quarter 2026 Financial and Operating Results

All financial metrics in this release reflect the successor period for the three months ended June 30, 2026 and exclude the Canyon Creek acquisition, which closed after the quarter-end.

Second-quarter production averaged approximately 22.8 MBoe/d, or 2,071 MBoe for the quarter, comprising approximately 16% oil, 57% natural gas and 27% NGLs.

Total revenue was $54.0 million. The Company’s average realized price was $25.93 per Boe excluding derivatives and $29.24 per Boe including derivatives, reflecting a realized derivative gain of $3.31 per Boe.

Lease operating expense was $9.39 per Boe. Production taxes were $1.42 per Boe and Ad valorem taxes were $0.41 per Boe, resulting in total operating expense of $11.22 per Boe.

The Company reported income from operations of $6.1 million, net income of $15.5 million, and net income attributable to Presidio Production Company of $14.4 million, or $0.34 per Class A share.

Adjusted EBITDA was $33.2 million. Results benefited from the first full quarter of the restructured hedge portfolio, together with continued operating efficiencies across the asset base.

Capital expenditures remained minimal during the quarter, consistent with the Company’s low-reinvestment model.

Return of Capital

The Board approved a quarterly cash dividend of $0.3375 per share ($1.35 per share per year).

The Q2 2026 cash dividend will be payable on September 14, 2026 to stockholders of record as of August 31, 2026.

Future dividends, including the amount and timing thereof, will be declared at the discretion of the Board of Directors and will depend on the Company’s financial condition, results of operations, capital requirements, and other factors the Board deems relevant.

AI and Asset Intelligence

Presidio applies a disciplined, data-driven playbook to modernize acquired oilfield operations, transforming oil and gas assets into high-efficiency operations through repeatable systems and empowered field execution.

The next phase of this strategy is the development and deployment of new AI workflows to enhance operations.

During the quarter, Presidio appointed Jason Hudak as Chief Technology Officer and established a dedicated engineering team under his leadership. Mr. Hudak is a technology executive whose career spans nearly three decades across several of Silicon Valley’s leading platform and infrastructure companies, most recently as Vice President of Engineering at Aerospike, with prior senior roles at Twilio, RapidAPI, Foursquare, and Yahoo. Under his leadership, the team is developing Presidio’s AI platform, which the Company is deploying first across its own operations, where Presidio already applies data and analytics to acquire and optimize producing oil and natural gas wells.

The Asset Intelligence Group carries a target of three to five percent production growth in 2026 across Presidio’s existing asset base, without any capital expenditure, and has achieved approximately one percent of production uplift to date.

Acquisitions and Growth

In July 2026, the Company closed its acquisition of the Canyon Creek assets from companies controlled by Vortus Investments and additional sellers. Canyon Creek is the Company’s second acquisition as a public company and marks Presidio’s entry into the Arkoma Basin, following the EQVR acquisition completed in connection with the March 2026 business combination. The closing marked the first use of the Company’s ABS Warehouse Facility, which is led by Goldman Sachs and provides for borrowings of up to $1.0 billion. The Company funded the transaction with its initial $55 million draw under the facility. Citizens Bank, N.A., the Company’s RBL lender, joined the facility with a 40% participation, broadening the lender base and enhancing capacity to scale for future acquisitions.

In connection with the transaction, the Company issued 1,962,240 shares of Class A common stock to the sellers.

The acquired position generates approximately 21 MMcfe/d (3.5 MBoe/d) of net PDP production as of May 2026, weighted approximately 70% to natural gas and 30% to natural gas liquids, with an estimated base decline of approximately 11% per year, and expected levered returns in excess of 20%.

The acquisition market remains active. The Company’s broader acquisition pipeline totals approximately $17 billion. The Company remains focused on opportunities that meet its strategic and return criteria.

Capital Structure

As of June 30, 2026, the Company had total debt principal outstanding of $343.1 million and Net Debt of $296.5 million. Giving pro forma effect to the $55 million draw under the ABS Warehouse Facility used to fund the Canyon Creek acquisition subsequent to quarter-end, pro-forma Net Debt was $351.5 million.

Based on $351.5 million of Net Debt and annualized second-quarter Adjusted EBITDA of approximately $132.7 million, Leverage was approximately 2.7x.

Liquidity

As of June 30, 2026, the Company had $42.3 million of unrestricted cash and no borrowings outstanding under its RBL.

Subsequent to quarter-end, the Company’s borrowing base was redetermined in the ordinary course from $65 million to $60 million. The reduction reflects the realization of production and hedges since the prior borrowing base redetermination.

Therefore, liquidity pro forma for the borrowing base adjustment is currently approximately $102.3 million, consisting of $42.3 million of unrestricted cash and $60.0 million of available capacity under the RBL.

Refinancing

On June 9, 2026, the Company closed a $350 million investment-grade refinancing of its prior asset-backed securitization at a weighted average coupon of 6.38%, issued in two investment grade tranches consisting of $175 million of 5.902% Class A-1 notes and $175 million of 6.717% Class A-2 notes, each due in 2041.

The coupon was 184 basis points below the weighted average coupon of the prior ABS (a reduction from 8.22% to 6.38%). The refinancing implemented an Anticipated Repayment Date structure that lowers scheduled amortization over the first five years, reducing the Company’s cost of capital and increasing cash flow available for dividends.

The refinancing also includes a flexible call structure and make-whole provisions designed to support asset acquisitions and efficient refinancing as the Company grows. The notes are redeemable at the Company’s option at 102% of par prior to the first anniversary, 101% prior to the second anniversary, and par thereafter.

Equity Capitalization

As of June 30, 2026, the Company had 27,686,745 shares of Class A common stock and 1,676,830 shares of Class B common stock outstanding, together with 125,375 shares of Series A preferred stock (with a $125 million aggregate stated value) and 27,173 shares of Series B convertible preferred stock (convertible into 2,717,300 shares of Class A common stock).

In connection with the closing of the Canyon Creek acquisition in July 2026, the Company issued an additional 1,962,240 shares of Class A common stock. Share counts by class are also presented in the condensed consolidated balance sheet below.

Hedging Program

The Company maintains a multi-year commodity hedging program to provide cash flow visibility across oil, natural gas, and NGL production. The hedge position reflects the hedge restructuring executed concurrent with the closing of the business combination, the additional hedge protection added in connection with the ABS refinancing, and the hedges entered into in connection with the closing of the Canyon Creek acquisition. The following table summarizes Presidio’s current commodity hedge position as of August 11, 2026.

	3Q26	4Q26	1Q27	2Q27	3Q27	4Q27	FY28	FY29	Beyond
Oil Swaps
Volume (MBbl)	273	266	255	248	242	237	887	756	937
Avg. Strike ($/Bbl)	$60.01	$60.59	$87.90	$108.14	$100.59	$88.02	$63.17	$67.55	$64.38
Natural Gas Swaps
Volume (BBtu)	7,429	7,183	6,865	6,624	6,520	6,388	24,143	20,400	56,926
Avg. Strike ($/MMBtu)	$5.29	$5.30	$4.94	$4.30	$3.43	$3.76	$3.56	$3.58	$3.48
Natural Gas Basis Swaps
Volume (BBtu)	7,090	6,961	6,869	6,624	6,523	6,390	22,762	8,663	—
Avg. Strike ($/MMBtu)	$(0.57)	$(0.41)	$0.11	$(0.55)	$(0.49)	$(0.40)	$(0.41)	$(0.52)	—
NGL Swaps
Volume (MBbl)	627	613	593	580	528	517	1,806	1,322	1,316
Avg. Strike ($/Bbl)	$23.05	$23.14	$24.86	$23.02	$26.76	$25.64	$25.48	$23.41	$21.49

NGL hedges include a combination of individual component hedges and WTI hedges allocated to NGL volumes.

Summary Financial and Operational Data

The following table presents Presidio’s key financial and operational metrics for the second quarter of 2026 on a successor basis (three months ended June 30, 2026). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods for the first quarter that are not directly comparable to the full three-month successor period presented for the second quarter. Accordingly, no comparative prior-period information is presented below. Per-unit metrics are presented on a $/Boe basis.

Three Months Ended June 30, 2026 (Successor)
Production
Net production (MBoe)	2,071
Average daily production (MBoe/d)	22.8
Production mix – oil / gas / NGLs	16% / 57% / 27%
Revenue and Realizations ($/Boe)
Average realized price, excluding derivatives	$25.93
Realized derivative gain (loss)	$3.31
Average realized price, including derivatives	$29.24
Operating Costs ($/Boe)
Lease operating expense	$9.39
Production taxes	$1.42
Ad valorem taxes	$0.41
Total operating expense	$11.22
General and administrative	$3.46
Adjusted General and administrative	$2.28
Depletion, Depreciation & Amortization ($/Boe)
Depletion, oil and gas properties	$7.31
Depreciation and amortization, other	$0.41
Aggregate Financials ($ thousands, except per share)
Total revenue	54,000
Income (loss) from operations	6,062
Net income (loss)	15,479
Net income (loss) attributable to Presidio Production Company	14,425
Net income per Class A share, basic and diluted	$0.34
Adjusted EBITDA	33,176
Adjusted Unhedged EBITDA	26,315

Certain amounts are presented in thousands, except per-share data. Adjusted General and Administrative, Adjusted EBITDA and Adjusted Unhedged EBITDA are non-GAAP measures; see “Non-GAAP Financial Measures and Reconciliations.”

Average realized prices by product for the three months ended June 30, 2026 (Successor), before and after the impact of derivatives settled in cash, were as follows:

Three Months Ended June 30, 2026 (Successor)	Excluding Derivatives (Pre-Hedge)	Including Derivatives (Post-Hedge)
Oil ($/Bbl)	$94.38	$63.69
Natural gas ($/Mcf)	$1.08	$4.23
NGLs ($/Bbl)	$26.94	$17.64
Total ($/Boe)	$25.93	$29.24

Conference Call Information

Presidio reported its second quarter 2026 results on Tuesday, August 11, 2026, and will host a conference call to discuss the results the following morning, Wednesday, August 12, 2026 at 11:00 AM Eastern Time (10:00 AM Central Time). A live webcast and replay will be available on the Investor Relations section of the Company’s website at https://ir.bypresidio.com/. The call may be accessed by dialing (877) 407-0784. A replay of the call will be available shortly after the call by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (international); passcode 13761597. The replay will be available through Wednesday, August 26, 2026.

About Presidio Production Company

Headquartered in Fort Worth, TX, Presidio Production Company (NYSE: FTW) is a yield-focused, differentiated oil and gas operator in the United States focused on the acquisition and optimization of producing oil and natural gas wells, without drilling. Presidio applies engineering expertise and AI-driven analytics to enhance performance and extend asset life. The Company’s Class A common stock is listed on the New York Stock Exchange under the ticker symbol “FTW”. To learn more, visit https://bypresidio.com/.

Non-GAAP Financial Measures and Reconciliations

This press release includes Adjusted EBITDA, Adjusted Unhedged EBITDA, Adjusted General and Administrative Expense, Leverage and Net Debt, which are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”).

Presidio defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) depreciation, depletion, amortization and accretion, (3) unrealized loss (gain) on derivative instruments, (4) non-cash share-based compensation, (5) non-recurring compensation expense related to our Class B Units, (6) (gain) loss on sale of assets, net, (7) loss on ARO liabilities, (8) change in fair value of earnout liability, (9) loss on early extinguishment of debt, (10) income tax expense (benefit), (11) acquisition and transaction costs, and (12) certain non-recurring costs that management does not consider indicative of ongoing performance.

Adjusted EBITDA is used as a supplemental financial performance measure by Presidio management and by external users of our financial statements, such as industry analysts, investors, lenders, rating agencies and others, to evaluate our operating performance and Presidio’s results of operations from period to period and against our peers without regard to financing methods, capital structure or historical cost basis. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA because these items and related amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to, or more meaningful than, net income (loss) as determined in accordance with GAAP or as an indicator of our operating performance. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax burden, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an inference that our results will be unaffected by unusual items. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies.

Presidio defines Adjusted Unhedged EBITDA as Adjusted EBITDA further adjusted to remove realized gains and losses on derivative instruments. This measure is intended to show our operating results without the impact of our hedging program. Management believes Adjusted Unhedged EBITDA is an important metric that provides valuable insight into the Company’s underlying operational performance by removing the effects of financing decisions, non-cash charges, and hedging activities. Adjusted Unhedged EBITDA is a supplemental non-GAAP measure and may not be comparable to similarly titled measures of other companies.

Adjusted EBITDA and Adjusted Unhedged EBITDA are not substitutes for, and should be considered in addition to, net income (loss), cash flows from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA and Adjusted Unhedged EBITDA as presented may not be comparable to similarly titled measures of other companies. A reconciliation of Adjusted EBITDA and Adjusted Unhedged EBITDA to net loss, the most directly comparable GAAP measure, is provided below.

Presidio defines Adjusted General and Administrative Expense as General and Administrative Expense adjusted to remove non-cash share-based compensation, non-recurring compensation expense related to our Class B Units, and certain non-recurring costs that management does not consider indicative of ongoing performance. This measure is intended to show our General and Administrative Expenses without the impact of non-cash and non-recurring items. Management believes Adjusted General and Administrative Expense is an important metric that provides valuable insight into the Company’s underlying operational performance. Adjusted General and Administrative Expense is a supplemental non-GAAP measure and may not be comparable to similarly titled measures of other companies. A reconciliation of Adjusted General and Administrative Expense to General and Administrative Expense, the most directly comparable GAAP measure, is provided below.

Presidio defines Net Debt as the aggregate principal amount outstanding of the Company’s ABS notes, RBL borrowings and Trail Dust term loan, excluding lease obligations, less total cash (including restricted cash). Presidio defines Leverage as Net Debt divided by annualized Adjusted EBITDA, calculated by multiplying the applicable quarter’s Adjusted EBITDA by four. The Leverage ratio presented in this press release is calculated using Adjusted EBITDA for the second quarter of 2026.

Management believes Net Debt and Leverage are useful to investors, analysts and rating agencies in evaluating the Company’s capital structure and ability to service its indebtedness. Net Debt and Leverage are supplemental non-GAAP measures, should not be considered alternatives to total debt or net income (loss) determined in accordance with GAAP, and may not be comparable to similarly titled measures of other companies. A reconciliation of Net Debt to total debt, the most directly comparable GAAP measure, is set forth below.

Reconciliation of GAAP Financial Measures to Adjusted EBITDA and Adjusted Unhedged EBITDA

The following table reconciles net income (loss), the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted EBITDA and Adjusted Unhedged EBITDA for the three months ended June 30, 2026 (Successor). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods for the first quarter that are not directly comparable to the full three-month successor period presented for the second quarter. Accordingly, no comparative prior-period information is presented below.

$ in thousands	Three Months Ended June 30, 2026 (Successor)
Net Income (Loss) (GAAP) (1)	$15,479
Depletion, oil and gas properties	15,130
Depreciation of other property and equipment	859
Accretion of asset retirement obligation	1,150
Gain from sale of assets	(158)
Loss on ARO liabilities	-
Unrealized (gain) loss from derivative transactions	(17,962)
Change in fair value of earnout liability	2,972
Loss on early extinguishment of debt	4,475
Share-based compensation (2)	2,219
Acquisition and transaction costs	544
Interest expense	4,286
Non-recurring cost (3)	221
Income tax expense (benefit)	3,961
Adjusted EBITDA	$33,176
Realized (gain) loss from derivative transactions	(6,861)
Adjusted Unhedged EBITDA	$26,315

(1)	Reflects total GAAP net income (loss), which includes $1.1 million of net income attributable to non-controlling interests; net income attributable to Presidio Production Company was $14.4 million.
(2)	Includes share-based compensation expense related to restricted stock units.
(3)	Includes one-time severance fees.

Reconciliation of GAAP Financial Measures to Adjusted General and Administrative Expense

The following table reconciles General and Administrative Expense, the most directly comparable financial measure calculated in accordance with GAAP, to Adjusted General and Administrative Expense for the three months ended June 30, 2026 (Successor). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods for the first quarter that are not directly comparable to the full three-month successor period presented for the second quarter. Accordingly, no comparative prior-period information is presented below.

$ in thousands (except per Boe)	Three Months Ended June 30, 2026 (Successor)
General and Administrative (GAAP)	$7,164
Share-based compensation (1)	(2,219)
Non-recurring cost (2)	(221)
Adjusted General and Administrative	$4,724
Adjusted General and Administrative per Boe	$2.28

(1)	Includes share-based compensation expense related to restricted stock units.
(2)	Includes one-time severance fees.

Reconciliation of Net Debt to Total Debt

The following table sets forth the Company’s outstanding debt and reconciles total debt, the most directly comparable GAAP measure, to Net Debt as of June 30, 2026 ($ in thousands).

($ in thousands)	June 30, 2026
ABS III Securitization notes	$348,117
Citizens RBL (undrawn)	-
Trail Dust term loan	2,013
Equipment financing obligations	1,462
ABS III debt issuance costs, net	(8,520)
Total Debt (GAAP)	$343,072
Less: Equipment financing obligations	(1,462)
Plus: ABS III debt issuance costs, net	8,520
Principal outstanding (ABS Notes, RBL, Trail Dust)	$350,130
Less: Cash and cash equivalents	(42,317)
Less: Restricted cash	(11,278)
Net Debt	$296,535
Plus: ABS Warehouse Facility draw funded at Canyon Creek closing (July 1, 2026) (1)	55,000
Net Debt, as adjusted for the Canyon Creek acquisition (1)	$351,535

(1)	Reflects the $55 million draw under the ABS Warehouse Facility, led by Goldman Sachs, funded in connection with the closing of the Canyon Creek acquisition on July 1, 2026, a subsequent event. Shown as a memo item and does not adjust the Company’s June 30, 2026 GAAP debt balances. Does not give effect to Canyon Creek’s contribution to Adjusted EBITDA or cash flow.

Condensed Consolidated Statement of Operations (Unaudited)

The following table presents the Company’s condensed consolidated statement of operations for the three months ended June 30, 2026 (Successor) ($ in thousands, except per share amounts). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods for the first quarter that are not directly comparable to the full three-month successor period presented for the second quarter. Accordingly, no comparative prior-period information is presented below.

Three Months Ended June 30, 2026 (Successor)
Revenues
Oil sales	$30,673
Natural gas sales	7,645
Natural gas liquids sales	15,381
Field services revenue	301
Total revenues	54,000
Operating Expenses
Lease operating expenses	19,454
Production taxes	2,945
Ad valorem taxes	850
Depletion, oil and gas properties	15,130
Depreciation and amortization, other	859
Accretion of asset retirement obligation	1,150
General and administrative	7,164
Acquisition and transaction costs	544
Cost of field services revenue	-
Gain on sale of assets	(158)
Total operating expenses	47,938
Income (loss) from operations	6,062
Other Income (Expense)
Gain (loss) on commodity derivatives	24,823
Change in fair value of earnout liability	(2,972)
Loss on early extinguishment of debt	(4,475)
Interest expense	(4,286)
Other income (expense)	288
Total other income (expense)	13,378
Net income (loss) before income taxes	19,440
Income tax benefit (expense)	(3,961)
Net income (loss)	15,479
Net income (loss) attributable to non-controlling interests	1,054
Net income (loss) attributable to Presidio Production Company	$14,425
Net income per Class A share, basic and diluted	$0.34
Weighted average Class A shares outstanding, basic and diluted	26,756,317

Condensed Consolidated Balance Sheet (Unaudited)

The following table presents the Company’s condensed consolidated balance sheet as of June 30, 2026 ($ in thousands). The Company’s business combination closed on March 4, 2026, resulting in separate predecessor and successor periods for the first quarter that are not directly comparable to the full three-month successor period presented for the second quarter. Accordingly, no comparative prior-period information is presented below.

($ in thousands)	June 30, 2026
Assets
Cash and cash equivalents	$42,317
Restricted cash	11,278
Accounts receivable, oil and gas	18,105
Accounts receivable, joint interest owners	10,623
Derivative assets, current	54,555
Hedge receivable	6,586
Prepaid expenses and other current assets	2,414
Total current assets	145,878
Oil and natural gas properties, net	673,984
Other property and equipment, net	4,590
Derivative assets, noncurrent	11,058
Right-of-use assets	3,561
Deferred tax assets, noncurrent	182
Other noncurrent assets	8,491
Total assets	$847,744
Liabilities and Equity
Accounts payable	$15,696
Production taxes payable	3,570
Revenue and royalties payable	26,071
Derivative liabilities, current	10,946
Hedge payable	10,092
Current portion of long-term debt	35,836
Lease liabilities, current	299
Other current liabilities	21,090
Total current liabilities	123,600
Long-term debt, net	307,236
Asset retirement obligations	79,921
Lease liabilities	3,328
Derivative liabilities, noncurrent	2,058
Earnout liability	17,772
Total liabilities	533,915
Series A redeemable preferred stock (125,375 shares)	112,123
Series B convertible redeemable preferred stock (27,173 shares)	24,701
Class A common stock (27,686,745 shares issued and outstanding)	3
Class B common stock (1,676,830 shares issued and outstanding)	-
Additional paid-in capital	191,524
Accumulated deficit	(32,166)
Total stockholders’ equity attributable to Presidio Production Company	159,361
Non-controlling interest	17,644
Total stockholders’ equity	177,005
Total liabilities, redeemable preferred stock and stockholders’ equity	$847,744

Cautionary Note Regarding Hydrocarbon Disclosures

The U.S. Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms. Presidio uses certain terms in this press release, such as estimated production, reserves estimates, and resource potential, that the SEC’s guidelines may prohibit it from including in filings with the SEC. Investors are urged to consider closely the disclosure in the Company’s filings with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, when available, each of which may be obtained without charge at www.sec.gov.

Cautionary Note Regarding Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including statements regarding Adjusted EBITDA, Adjusted Unhedged EBITDA, and other financial and operational results; the payment, maintenance and anticipated increase of the Company’s dividend; the Canyon Creek acquisition and its anticipated benefits and returns; the ABS refinancing and the Company’s cost of capital, liquidity and capital structure; the Company’s ABS Warehouse Facility and future borrowings thereunder; the Company’s acquisition pipeline and its ability to identify, finance and complete future acquisitions; the Company’s hedging program; and the Company’s investment in artificial intelligence, including the development and potential commercialization of its AI platform. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements speak only as of the date this press release is issued and involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the ability to recognize the anticipated benefits of the Canyon Creek acquisition, which may be affected by, among other things, competition, the ability of the Company to reduce operating costs, grow and manage growth profitably, maintain relationships with customers and suppliers, successfully integrate the Canyon Creek assets into the assets of the Company and retain its management and key employees; (2) the Company’s ability to identify, finance and complete future acquisitions and to realize the anticipated benefits thereof; (3) changes in applicable laws or regulations; (4) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (5) changes in domestic and foreign business, market, financial, political conditions, and in applicable laws and regulations; (6) the ability to meet stock exchange listing standards; (7) the ability of the Company to build or maintain relationships with customers and suppliers and retain its management and key employees; (8) risks related to commodity price volatility and its impact on cash flows and dividend sustainability; (9) risks related to oil and gas operations, including production declines, operational challenges, and regulatory changes; (10) risks related to the Company’s indebtedness, the ABS refinancing, and borrowings under the ABS Warehouse Facility; (11) the ability to recognize the anticipated benefits of the Company’s investment in artificial intelligence and the development and potential commercialization of its AI platform; (12) risks related to the Company’s ability to pay, maintain or increase dividend payments; and (13) other risk factors described herein as well as the risk factors and uncertainties described in documents filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”), the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and similar sections in its filings with the SEC, and any periodic Exchange Act reports filed with the SEC such as its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The recipient of this press release should carefully consider the foregoing risk factors and the other risks and uncertainties which will be more fully described in the documents filed by the Company from time to time with the SEC. If any of these risks materialize or the underlying assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

In addition, there may be additional risks that the Company does not presently know, or that it currently believes are immaterial, that could also cause actual results to differ from those contained in the forward-looking statements. Nothing in this communication should be regarded as a representation or warranty, either express or implied, by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made.

In addition, the information contained in this press release is provided as of the date hereof and may change, and the Company and its representatives and affiliates specifically disclaim any obligation to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, inaccuracies, future events or otherwise, except as may be required under applicable securities laws. Information contained on our website is not a part of or incorporated into this press release. Dividends are not guaranteed and may be adjusted, suspended, or discontinued at the discretion of the Board of Directors based on liquidity, legal surplus, business conditions, commodity price volatility, market conditions and other factors.

Notes

(1)	Non-GAAP measure. See “Non-GAAP Financial Measures and Reconciliations” for definitions and reconciliations.

(2)	Debt balances given as principal outstanding and reflect principal outstanding for borrowed money; refer to the Company’s Form 10-Q for additional information.

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Presidio Media and Investor Contact:

Connor Fair, Director of Investor Relations
investors@bypresidio.com